Novatel Wireless Second Quarter 2012 Financial Results

SAN DIEGO, Aug. 7, 2012 /PRNewswire/ -- Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, announces financial results for the second quarter ended June 30, 2012.

	2Q 2012	2Q 2011	1Q 2012
Revenue	$ 102.4M	$ 118.0M	$ 100.2M
GAAP Net Loss	$ (4.5M)	$ (3.9M)	$ (37.9M)
GAAP EPS (Loss)	$ (0.14)	$ (0.12)	$ (1.17)
Non-GAAP Loss	$ (2.2M)	$ (0.9M)	$ (4.4M)
Non-GAAP EPS (Loss)	$ (0.07)	$ (0.03)	$ (0.14)

"During the second quarter our financial results were near or above the top of our guidance range for all three key metrics – revenue, non-GAAP gross margin, and non-GAAP EPS," said Peter Leparulo, CEO of Novatel Wireless. "Revenue increased by approximately $2.2 million from the first quarter, to $102.4 million, driven by strong sales of our mobile broadband devices.

"In our M2M segment, we are in the process of launching new integrated solutions that will significantly expand our addressable market. This includes the addition of key CDMA and HSPA capabilities into our M2M devices, as well as enhanced provisioning and management software that simplifies the adoption and deployment of integrated solutions for our customers.

"We continue to focus on diversifying our markets, customer base and product lines. We are planning a number of new product launches over the next year to further these objectives. Although we expect a temporary revenue decline at our largest customer in the third quarter due to the impact of a competing product, our new product rollouts and new customer wins should restore revenue growth and positive EBITDA in the fourth quarter."

Operating Results

Revenues by major product category were as follows:

Revenue by Product Category	2Q 2012	2Q 2011	1Q 2012
Mobile Broadband Devices Embedded Solutions Asset Management Solutions & Services	$ 87.1M $ 9.1M $ 6.2M	$ 101.3M $ 11.8M $ 4.9M	$ 85.6M $ 5.8M $ 8.8M
Total	$102.4M	$ 118.0M	$100.2M

Gross margin was 22.7 percent of revenue on a GAAP basis. On a non-GAAP basis, gross margin was 23.2 percent, exceeding our previous guidance of 22 to 23 percent.

Progress in ongoing cost reduction efforts contributed to a reduction in the net loss compared to the first quarter of 2012. On a non-GAAP basis, which excludes the items identified in the attached reconciliation schedule, net loss for the quarter was $2.2 million, or 7 cents per share, a significant improvement from a loss of 14 cents per share in the first quarter.

Adjusted EBITDA (see "Reconciliation of GAAP Earnings before Income Taxes to Adjusted EBITDA") was $0.3 million, versus a loss of $1.7 million in the first quarter.

Non-GAAP EPS Summary

The following adjustments are included in the second quarter 2012 non-GAAP earnings per share.

GAAP EPS (Loss)	$(0.14)
Adjustments:
Stock-based compensation expense Acquisition-related charges	0.05 0.02
Non-GAAP EPS	$(0.07)

Second Quarter Segment Results

GAAP financial results by operating segment were as follows:

	2Q 2012	2Q 2011	1Q2012
Revenue
Mobile Computing Products	$ 92.5M	$105.8M	$ 90.9M
M2M Products and Solutions	$ 9.9M	$ 12.2M	$ 9.3M
Total	$102.4M	$ 118.0M	$100.2M

Operating Income (Loss)
Mobile Computing Products	$ (0.7M)	$ 1.0M	$( 3.5M)
M2M Products and Solutions	$ (3.7M)	$( 4.1M)	$(34.3M)
Total	$ (4.4M)	$( 3.1M)	$(37.8M)

Recent Business Highlights

  TIESSE SpA, a leading Italian Telemetry device manufacturer, will integrate Novatel Wireless Enabler modules into its Levanto routers. These routers will provide one of the largest Italian utilities with upgraded communications for automatic meter reading concentrators.
  In June, the Enabler® HS 3001 was certified for use on the Verizon Wireless network. This module supports CDMA 800 and 1900 MHz and a rich on-board N4A Communication and Management Software agent to provide speedy market introduction of M2M deployments on Verizon Wireless' CDMA Network.
  Novatel Wireless added the SA-G+ to its Enfora portfolio of simple, yet powerful, plug-and-play wireless telemetry devices. The new SA-G+ device is targeted at remote asset monitoring and control applications where critical and timely data is needed. Examples include industrial automation, vending machines, oil & gas pipelines and energy and smart grid applications. With support for CDMA2000 1X or GSM/GPRS connectivity for global deployments, the SA-G+ has been designed to enhance visibility into remotely-located fixed assets.
  On June 26, 2012, the United States Patent and Trademark Office granted Novatel Wireless a key patent for the MiFi Intelligent Mobile Hotspot. This patent, entitled "Systems and methods for multi-mode wireless modem," is a core invention covering Intelligent Mobile Hotspot products, home automation gateway devices, fixed mobile convergence routers and general machine-to-machine solutions involving wireless gateway implementation.

Third Quarter 2012 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release. A more detailed description of risks related to our business is included in reports filed with the Securities and Exchange Commission.

Our guidance for the third quarter of 2012 reflects current business indicators and expectations as of the date of this release. MiFi revenues in the third quarter may be constrained by competitive pressure at our largest customer. However, we anticipate that in the fourth quarter and beyond, new product introductions and new customer wins should restore revenue growth and positive EBITDA. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

Third Quarter 2012
Revenue	$76 - $84 million
Non-GAAP Gross Margin	22% - 24%

Non-GAAP EPS	$(0.33) - $ (0.21)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  In Canada, call 1-866-605-3852
  International parties can access the call at 1-412-317-6789.

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through August 14. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 10015445. International parties may call 1-412-317-0088.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless' Intelligent Mobile Hotspot products, software, USB modems, embedded modules and smart M2M modules provide innovative anywhere, anytime communications solutions for consumers and enterprises.

Headquartered in San Diego, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the second quarter ended June 30, 2012 and our outlook for the third and fourth quarters of 2012, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, a litigation accrual, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2012 Novatel Wireless. All rights reserved. MiFi, Expedite, Enabler, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:	Media contact:
William A. Walkowiak, CFA	Charlotte Rubin
Novatel Wireless	Novatel Wireless
(858) 431-3711	(858) 812-3431
ir@nvtl.com	crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$ 15,197	$ 47,069
Marketable securities	36,391	28,267
Accounts receivable, net	48,033	36,849
Inventories	39,565	42,279
Deferred tax assets, net	2,005	2,011
Prepaid expenses and other	5,835	3,712
Total current assets	147,026	160,187

Property and equipment, net	16,886	18,496

Marketable securities	10,820	13,495

Intangible assets, net	10,896	35,702

Goodwill	13,225	19,772

Deferred tax assets, net	937	1,023

Other assets	631	504
Total assets	$ 200,421	$ 249,179

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 43,168	$ 54,030
Accrued expenses	25,375	25,044
Total current liabilities	68,543	79,074

Other long-term liabilities	3,866	4,080

Total liabilities	72,409	83,154

Stockholders' equity:

Common stock	33	32
Additional paid-in capital	434,203	429,813
Accumulated other comprehensive income (loss)	9	(8)
Accumulated deficit	(281,233)	(238,812)
	153,012	191,025
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	128,012	166,025

Total liabilities and stockholders' equity	$ 200,421	$ 249,179

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net revenues	$ 102,446	$ 118,021	$ 202,596	$ 179,805
Cost of net revenues	79,195	91,839	158,357	147,629
Gross profit	23,251	26,182	44,239	32,176

Operating costs and expenses:
Research and development	14,457	14,832	30,286	30,391
Sales and marketing	7,310	8,210	14,988	15,594
General and administrative	5,702	5,714	11,236	10,307
Goodwill and intangible assets impairment losses	-	-	29,337	-
Amortization of purchased intangible assets	227	527	664	1,055
Total operating costs and expenses	27,696	29,283	86,511	57,347

Operating loss	(4,445)	(3,101)	(42,272)	(25,171)

Other income (expense):
Interest income, net	83	85	166	243
Other expense, net	(153)	(607)	(146)	(485)

Loss before income taxes	(4,515)	(3,623)	(42,252)	(25,413)

Income tax (benefit) provision	(15)	275	169	573

Net loss	$ (4,500)	$ (3,898)	$ (42,421)	$ (25,986)

Per share data:

Net loss per share:
Basic	$ (0.14)	$ (0.12)	$ (1.31)	$ (0.81)
Diluted	$ (0.14)	$ (0.12)	$ (1.31)	$ (0.81)

Weighted average shares used in computation of
net loss per share:
Basic	32,674	32,048	32,485	31,979
Diluted	32,674	32,048	32,485	31,979

Comprehensive loss	$ (4,507)	$ (3,794)	$ (42,404)	$ (25,980)

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

Cash flows from operating activities:
Net loss	$ (4,500)	$ (3,898)	$(42,421)	$(25,986)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Loss on sale/disposal of fixed asset	41	-	28	-
Depreciation and amortization	2,979	4,778	6,972	9,686
Loss on goodwill and intangible assets impairment	-	-	29,337	75
Provision for bad debts	50	101	88	123
Net impairment loss on marketable securities	39	154	39	154
Inventory provision	65	200	316	320
Share-based compensation expense	1,823	1,191	3,657	2,486
Non-cash income tax expense (benefit)	(14)	257	97	(401)
Changes in assets and liabilities:
Accounts receivable	1,713	2,519	(11,271)	21,925
Inventories	3,645	5,033	2,398	(7,371)
Prepaid expenses and other assets	(385)	495	(2,250)	3,010
Accounts payable	(8,186)	4,961	(10,869)	(20,965)
Accrued expenses, income taxes, and other	(2,501)	3,165	425	(575)

Net cash provided by (used in) operating activities	(5,231)	18,956	(23,454)	(17,519)

Cash flows from investing activities:
Purchases of property and equipment	(2,418)	(2,423)	(3,588)	(3,835)
Purchases of intangible assets	-	(100)	-	(100)
Purchases of marketable securities	(6,385)	(81)	(17,530)	(10,959)
Marketable Securities maturities/sales	6,585	2,030	12,059	47,674

Net cash provided by (used in) investing activities	(2,218)	(574)	(9,059)	32,780
Cash flows from financing activities:
Principal payments under capital lease obligations	(17)	(27)	(46)	(55)
Proceeds from ESPP, stock option exercises, net of taxes paid on
vested restricted stock units	945	(54)	734	(622)

Net cash used in financing activities	928	(81)	688	(677)
Effect of exchange rates on cash and cash equivalents	(62)	(1)	(47)	54

Net increase (decrease) in cash	(6,583)	18,300	(31,872)	14,638
Cash and cash equivalents, beginning of period	21,780	13,713	47,069	17,375
			-	-
Cash and cash equivalents, end of period	$ 15,197	$32,013	$ 15,197	$ 32,013

Novatel Wireless, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months and Six Months Ended June 30, 2012
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012

	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$ (4,500)	$ (0.14)	$ (42,421)	$ (1.31)

Adjustments:
Share-based compensation expense (a)	1,823	$ 0.05	3,657	$ 0.11

Acquisition related charges (b)	516	$ 0.02	1,914	$ 0.06

Goodwill & Intangibles impairment (c)	-	-	29,337	$ 0.91

Income tax adjustments (d)	(26)	(0.00)	38	$ 0.00

Severance (e)	(30)	(0.00)	890	$ 0.03
Non-GAAP net loss	$ (2,217)	$ (0.07)	$ (6,585)	$ (0.20)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments for the three and six months ended June 30, 2012 reflect amortization of purchased intangibles.

(c) Adjustments reflect goodwill and purchased intangibles impairments resulting from an interim impairment analysis conducted during the 1st quarter of 2012.

(d) Adjustments for the three months ended June 30, 2012, caused by certain deferred tax valuation activity and an income tax effect of Q1 2012 goodwill impairment.

(e) Adjustments reflect the cost of a reduction in force.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2012
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Severance (c)	Non-GAAP

Cost of net revenues	$ 79,195	$ 182	$ 289	$ -	$ 78,724

Operating costs and expenses:
Research and development	14,457	693	-	(104)	13,868
Sales and marketing	7,310	371	-	72	6,867
General and administrative	5,702	577	-	2	5,123
Amortization of purchased intangibles	227		227		-
Total operating costs and expenses	$ 27,696	1,641	227	(30)	$ 25,858

Total		$ 1,823	$ 516	$ (30)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Includes charges for a reduction in force.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2012
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Goodwill and purchased intangibles impairments (c)	Severance (d)	Non-GAAP

Cost of net revenues	$158,357	$ 376	$ 1,250	$ -	$ 53	$ 156,678

Operating costs and expenses:
Research and development	30,286	1,388	-	-	555	28,343
Sales and marketing	14,988	733	-	-	85	14,170
General and administrative	11,236	1,160	-	-	197	9,879
Goodwill and intangible assets impairment losses	29,337	-	-	29,337	-	-
Amortization of purchased intangibles	664	-	664	-	-	-
Total operating costs and expenses	$ 86,511	3,281	664	29,337	837	$ 52,392

Total		$ 3,657	$ 1,914	$ 29,337	$ 890

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments reflect goodwill and purchased intangibles impairment resulting from an interim impairment analysis conducted during the 1st quarter of 2012.

(d) Includes charges for a reduction in force.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three and Six Months Ended June 30, 2012
(in thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012

Loss before income taxes	$ (4,515)	$ (42,252)
Depreciation and amortization charges	2,979	6,972
Goodwill & Purchased Intangibles impairments	-	29,337
Share-based compensation expense	1,823	3,657
Severance	(30)	890
Other expense (income)	70	(20)
EBITDA	$ 327	$ (1,416)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.